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                                                                    EXHIBIT 10.2


                    FIRST AMENDMENT TO ACQUISITION AGREEMENT

         This First Amendment to Acquisition Agreement (this "First Amendment") is made as of this 24th day of September, 2002 by and among Peregrine Systems, Inc., a Delaware corporation ("Stockholder"), Peregrine Remedy, Inc., a Delaware corporation (the "Company"), and BMC Software, Inc., a Delaware corporation (the "Purchaser"). This First Amendment amends the Acquisition Agreement dated as of September 20, 2002 among the Stockholder, the Company and the Purchaser (the "Acquisition Agreement"). Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement.

                                    RECITALS:

         WHEREAS, pursuant to Section 11.9 of the Acquisition Agreement, the parties to the Acquisition Agreement desire to amend the Acquisition Agreement.

         NOW THEREFORE, the parties hereto, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                   ARTICLE I.
                                   AMENDMENTS

         1.1 Amendment of Section 1.1 of the Acquisition Agreement. The definition of "Excluded Liabilities" contained in Section 1.1 is hereby amended and restated to read in its entirety as follows:

         "Excluded Liabilities" means the following:

                           (i) any and all obligations or liabilities for any
                  administrative expenses or fees or expenses of professional persons (including any attorney, consultant, financial advisor, broker or investment banker) employed or retained by the Stockholder or any of its Subsidiaries in connection with, resulting from or attributable to any of the transactions contemplated by the Acquisition Documents including the Bankruptcy Case;

                           (ii) all Stockholder Plans and any and all
                  obligations, liabilities and guarantees related thereto except to the extent of any obligations or liabilities described in clauses (ii) or (iii) of the definition of Assumed Liabilities that relate to accrued vacation;

                           (iii) any and all Claims or Damages that have been or
                  could be asserted against, imposed upon or incurred, directly or indirectly, by reason of, arising out of or resulting from the purchase, sale or ownership of capital stock or other securities of the Stockholder, the Company or any of their Subsidiaries by any present or former securityholder of the Stockholder, the Company or any of their Subsidiaries or any violation of any state, federal or foreign securities Laws by the



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                  Stockholder, the Company, any of their Subsidiaries or any of their respective officers, directors, employees or Affiliates;

                           (iv) any and all liabilities or obligations of the
                  Stockholder or any of its Subsidiaries for any Taxes of any kind, accrued for, applicable to or arising from any period (or portion thereof) other than state and local transfer, sales, use, stamp, registration or other similar Taxes that in each case result from the transfer of the Purchased Assets pursuant to the Acquisition Documents;

                           (v) any and all payables or other amounts owed by the
                  Company or any of its Subsidiaries to the Stockholder or any of its Subsidiaries including the Company or any of its Subsidiaries outstanding as of the Closing Date;

                           (vi) any and all Claims or Damages asserted against,
                  imposed upon or incurred, directly or indirectly, by reason of, arising out of or resulting from any of the facts or circumstances asserted in Motive Communications, Inc.'s Original Petition, Application for Temporary Restraining Order, and Application for Temporary Injunction filed on September 10, 2002 in the 261st District Court, Travis County, Texas or otherwise arising from the relationship between Motive Communications, Inc. and the Stockholder or any of its Subsidiaries;

                           (vii) any and all obligations and liabilities of the
                  Sellers under the Excluded Contracts;

                           (viii) any and all liabilities and obligations owed
                  by the Company or any of its Subsidiaries under or pursuant to Colt Express Outsourcing or Blue Cross of California;

                           (ix) any and all Claims and Damages for fraud,
                  misrepresentation, breach of duty (fiduciary or otherwise), deceit, racketeering, securities violations, conspiracy, aiding and abetting or similar Claims or Damages that have been or could be asserted against, imposed upon or incurred, directly or indirectly, by any of the Sellers by reason of, arising out of or resulting from any liabilities or obligations of the Stockholder or any of its Subsidiaries in connection with or related to their ownership or operation of their business;

                           (x) any and all Claims and Damages that have been or
                  could be asserted against, imposed upon or incurred, directly or indirectly, by any of the Sellers by reason of any indemnity, hold harmless or similar obligation to any present or former representative, director, officer, employee, attorney or agent of, the Company or any of their respective Subsidiaries or Affiliates in connection with or related to their ownership or operation of the Business;

                           (xi) any and all Claims and Damages which the
                  Stockholder and any of its Subsidiaries and Affiliates have or may come to have against the Purchaser, the Company or any of their Subsidiaries or Affiliates except for rights granted under and any claims pursuant to any of the Acquisition Documents, the Confidentiality Agreement or any other agreement between the Purchaser or its



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                  Subsidiaries on the one hand and the Stockholder and its
                  Subsidiaries on the other hand;

                           (xii) any and all Claims and Damages that have been
                  or could be asserted against, imposed upon or incurred, directly or indirectly, by any of the Sellers by reason of, arising out of or resulting from any liabilities or obligations of the Sellers on account of any claim or cause of action arising under the Bankruptcy Code or any related equitable bankruptcy doctrine; and

                           (xiii) any and all liabilities and obligations
                  incurred by the Company or any of its Subsidiaries on or after the Closing Date other than the Assumed Liabilities.

                                   ARTICLE II.
                               GENERAL PROVISIONS

         2.1. Effectiveness and Ratification. All of the provisions of this First Amendment shall be effective as of the date hereof. Except as specifically provided for in this First Amendment, the terms of the Acquisition Agreement are hereby ratified and confirmed and remain in full force and effect.

         2.2 Headings. The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

         2.3 Severability. In the event that any provision of this First Amendment or the application thereof becomes, or is declared by a court of competent jurisdiction to be, illegal, void or unenforceable, the remainder of this First Amendment will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this First Amendment with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         2.4 Amendment; Entire Agreement. Whenever the Acquisition Agreement is referred to in the Acquisition Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Acquisition Agreement as amended by this First Amendment. The Acquisition Agreement and any schedules or exhibits thereto, together with this First Amendment, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, by and between, the parties with respect to the subject matter hereof and except as otherwise expressly provided herein.

         2.5 Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State without regard to any conflict or choice of law principles that would apply the substantive law of some other jurisdiction. All actions and proceedings arising out of or relating to this First Amendment shall be heard and determined in a Delaware state or federal



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court sitting in the City of Wilmington, and the parties hereto hereby irrevocable submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive and agree not to assert any defense of an inconvenient forum to the maintenance of any such action or proceeding. Notwithstanding the foregoing, upon filing the Bankruptcy Case, the Bankruptcy Court shall have exclusive jurisdiction over all disputes arising under or in connection with the Acquisition Agreement, this First Amendment, the Confidentiality Agreement or any Acquisition Document, and each party hereto hereby irrevocably submits and consents to the exclusive jurisdiction of the Bankruptcy Court for such purposes.

         2.6 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this First Amendment and, therefore, waive the application of any law regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         2.7 Counterparts. This First Amendment may be executed by facsimile signature and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         2.8 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this First Amendment to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties to this First Amendment for which monetary damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any Court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section 2.8 is without prejudice to any other rights that the parties hereto may have for any failure to perform this First Amendment.

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         IN WITNESS WHEREOF, the Company, the Stockholder and the Purchaser have caused this First Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       BMC SOFTWARE, INC.

                                       By /s/ ROBERT H. WHILDEN, JR.

                                       Name: Robert H. Whilden, Jr.

                                       Title: Senior Vice President and General
                                       Counsel



                                       PEREGRINE SYSTEMS, INC.

                                       By /s/ KEN SEXTON

                                       Name: Ken Sexton

                                       Title: CFO



                                       PEREGRINE REMEDY, INC.

                                       By /s/ KEN SEXTON

                                       Name: Ken Sexton

                                       Title: CFO



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